Exhibit 10.3

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

_______________________________

WARRANT TO PURCHASE STOCK

No. W-62	November 15, 2011

Void After November 15, 2021

This Certifies That, for value received, BOCO Investments, LLC, whose address is 262 E. Mountain Avenue, Fort Collins, CO 80524, or its assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from WestMountain Index Advisor, Inc., a Colorado corporation with its principal office at 2186 S. Holly Street, Suite 104, Denver, CO 80222 (the “Company”), Exercise Shares (as defined below).

1.         Definitions. Capitalized terms used but not defined in this warrant (the “Warrant”)  shall have the meanings set forth in the Secured Convertible Promissory Note issued by the Company to Holder on the date hereof (the “Note”).  As used herein, the following terms shall have the following respective meanings:

(a)       “Exercise Period” shall mean the period commencing with the issue date of this Warrant and ending ten (10) years later, unless sooner terminated as provided below.

(b)       “Exercise Price” shall mean $4.00 per share, subject to adjustment pursuant to Section 5 below.

(c)       “Exercise Shares” shall mean Two Hundred Thousand (200,000) shares of the Company’s Common Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.

2.         Method of Exercise of Warrant.

2.1       The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a)       An executed Notice of Exercise in the form attached hereto;

(b)       Payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness, as applicable; and

(c)       This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Exercise Shares purchasable hereunder.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3.         Covenants of the Company.

3.1       Covenants as to Exercise Shares.  The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.  The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its capital stock to provide for the exercise of the rights represented by this Warrant.  If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

3.2       Notices of Record Date.  In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.         Adjustment of Exercise Price and Number of Exercise Shares.  In the event of changes in the Exercise Shares by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Exercise Shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.  The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.  When any adjustment is required to be made in the number or kind of Exercise Shares purchasable upon exercise of this Warrant or in the Exercise Price, the Company shall promptly notify Holder of such event and the number of Exercise Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

5.         Fractional Shares.  No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto.  All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share.  If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

6.         No Shareholder Rights.  This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

7.         Transfer of Warrant.  Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.

8.         Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.  Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

9.         Notices, etc.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient to the address on file in the books and records of the Company, and if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, within the United States, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, within the United States, or (e) upon actual delivery if mailed or otherwise delivered in hard copy outside the Unites States.  All communications shall be sent to the Company and to Holder at their respective addresses set forth above or at such other address as the Company or Holder may designate by ten (10) days’ advance written notice to the other parties hereto.

10.       Acceptance.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

11.       Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents, made and to be performed entirely within the State of Colorado without giving effect to conflicts of laws principles. Venue for all actions arising out of this Warrant shall be in the district court in and for Larimer County, Colorado.

[Remainder of Page Intentionally Left Blank]

In Witness Whereof, the Company and the Holder have caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

WestMountain Index Advisor, Inc.

By:  /s/ Gregory Schifrin

Name:  Gregory Schifrin

Title:  Chief Executive Officer

BOCO INVESTMENTS, LLC

By:  /s/ Joseph Zimlich

Name:  Joseph C. Zimlich

Title:  President of Managing Member

NOTICE OF EXERCISE

TO:  WestMountain Index Advisor, Inc.

______________________________

______________________________

(1)       ☐       The undersigned hereby elects to purchase ________ shares of the  Common Stock  of WestMountain Index Advisor, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

☐       The undersigned hereby elects to purchase ________ shares of the  Common Stock of WestMountain Index Advisor, Inc. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.2 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2)       Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

________________________

(Name)

________________________

________________________

(Address)

____________________________________ (Date)	____________________________________ (Signature) ____________________________________ (Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information.

Do not use this form to purchase shares.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:  ________________________________________________________________________

(Please Print)

Address:  _______________________________________________________________________

(Please Print)

Dated:  __________, 20__

Holder’s

Signature:  _______________________________________

Holder’s

Address:  _________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.